Exhibit 8.1

LIST OF SUBSIDIARIES

(as of March 31, 2026)

NAME OF ENTITY	JURISDICTION OF INCORPORATION
CHIEF Telecom Inc.	Taiwan, R.O.C.
Unigate Telecom Inc.	Taiwan, R.O.C.
CHYP Multimedia Marketing & Communications Co., Ltd.	Taiwan, R.O.C.
Chunghwa Investment Co., Ltd.	Taiwan, R.O.C.
Chunghwa Precision Test Tech. Co., Ltd.	Taiwan, R.O.C.
Chunghwa System Integration Co., Ltd.	Taiwan, R.O.C.
Light Era Development Co., Ltd.	Taiwan, R.O.C.
Senao International Co., Ltd.	Taiwan, R.O.C.
Youth Co., Ltd.	Taiwan, R.O.C.
ISPOT Co., Ltd.	Taiwan, R.O.C.
Aval Technologies Co., Ltd.	Taiwan, R.O.C.
Wiin Technology Co., Ltd.	Taiwan, R.O.C.
Senyoung Insurance Agent Co., Ltd.	Taiwan, R.O.C.
Spring House Entertainment Tech. Inc.	Taiwan, R.O.C.
Honghwa International Co., Ltd.	Taiwan, R.O.C.
Smartfun Digital Co., Ltd.	Taiwan, R.O.C.
Chunghwa Leading Photonics Tech Co., Ltd.	Taiwan, R.O.C.
CHT Security Co., Ltd.	Taiwan, R.O.C.
International Integrated Systems, Inc.	Taiwan, R.O.C.
Unitronics Technology Corp.	Taiwan, R.O.C.
TestPro Investment Co., Ltd.	Taiwan, R.O.C.
NavCore Tech. Co., Ltd.	Taiwan, R.O.C.
Chunghwa Digital Cultural and Creative Capital Co., Ltd.	Taiwan, R.O.C.
CHT InventAI Co., Ltd.	Taiwan, R.O.C.
Chunghwa Digital Cultural and Creative Fund	Taiwan, R.O.C.
Prime Asia Investments Group Ltd.	British Virgin Islands
Donghwa Telecom Co., Ltd.	Hong Kong
Chunghwa Hsingta Co., Ltd.	Hong Kong
Chunghwa Telecom Japan Co., Ltd.	Japan
CHPT Japan Co., Ltd.	Japan
Sakuyo Health Science Co., Ltd.	Japan
Chief International Corp.	Samoa Islands
Chunghwa Precision Test Tech. International, Ltd.	Samoa Islands
Shanghai Taihua Electronic Technology Limited	People’s Republic of China
Su Zhou Precision Test Tech. Ltd.	People’s Republic of China
Shanghai Chief Telecom Co., Ltd.	People’s Republic of China
Chunghwa Telecom Singapore Pte., Ltd.	Singapore
Chunghwa Telecom Global, Inc.	United States of America
Chunghwa Precision Test Tech USA Corporation	United States of America
Chunghwa Telecom Vietnam Co., Ltd.	Vietnam
Chunghwa Telecom (Thailand) Co., Ltd.	Thailand
Chunghwa Telecom Europe GmbH.	Germany
Chunghwa Telecom Malaysia SDN. BHD.	Malaysia